UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2009
Cinemark, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31372	01-0687923
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 8, 2009, we issued a press release announcing that we redeemed all of our outstanding 9 3/4% Senior Discount Notes due 2014 (the “Notes”) on September 8, 2009 (the “Redemption Date”), pursuant to the terms of the indenture, dated as of March 31, 2004, governing the Notes. The Notes were redeemed at an aggregate redemption price of $18,564,171.18, which represented 104.875% of the $16,944,232 principal amount at maturity of the Notes that was outstanding as of the Redemption Date, plus accrued and unpaid interest up to, but not including, the Redemption Date. The press release announcing the redemption of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
We are furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01   Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated September 8, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK, INC.

By:	/s/ Michael D. Cavalier Name: Michael D. Cavalier
Title: Senior Vice President — General Counsel
Date: September 10, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated September 8, 2009.